Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Nature of business	Percentage ownership	Country of incorporation
Sasol Mining (Pty) Ltd	Coal mining activities	89.8	South Africa
Sasol Mining Holdings (Pty) Ltd	Holding company for the group’s mining interests	100	South Africa

Sasol Technology (Pty) Ltd	Engineering services, research and development and technology transfer	100	South Africa
Sasol Financing Limited	Management of cash resources, investment and procurement of loans (for South African operations) and other general treasury activites	100	South Africa
Sasol Investment Company (Pty) Ltd	Holding company for the group’s foreign investments and investment in moveable and immovable property	100	South Africa
Sasol South Africa Limited	Integrated petrochemicals and energy company.	100	South Africa
Sasol Oil (Pty) Ltd	Production and marketing of liquid fuels, base oils, lubricants and other products	75	South Africa
Sasol International Services Limited	Buying and selling of crude oil	100	United Kingdom
Sasol Chemical Holdings International (Pty) Ltd	Holding company for some of the Sasol Group’s international chemical business interests	100	South Africa
Sasol UK Limited	Marketing and distribution of chemical products	100	United Kingdom
Sasol Chemicals Pacific Limited	Marketing and distribution of chemical products	100	Hong Kong
Sasol Financing International Limited	Management of cash resources, investment and procurement of loans (for operations outside South Africa)	100	Isle of Man
Sasol Gas (Pty) Ltd	Selling, marketing and transportation of gas and any related services	100	South Africa
Sasol Oil International Limited	Buying and selling of crude oil	75	Isle of Man

Sasol New Energy Holdings (Pty) Ltd	Investment in research, design and construction for the production, storage, marketing, delivery and sale of low carbon and renewable energy and related products, co-products or by-products	100	South Africa
Sasol Africa (Pty) Ltd	Exploration, development, production, marketing and distribution of natural oil and gas and associated products	100	South Africa
Sasol Canada Exploration and Production Limited	General partner in, and management of, the Sasol Canada Exploration and Production Limited Partnership which holds Sasol’s upstream interests in the Sasol Progress Energy Canada Ltd partnership in Canada	100	Canada
Sasol Canada Holdings Limited	Exploration, development, production, marketing and distribution of natural oil and gas and associated products in Canada	100	Canada
Sasol Middle East and India (Pty) Ltd	Develop and implement international GTL and CTL ventures and any other related matters	100	South Africa
Sasol Wax International GmbH	Holding company for Sasol Wax operations (outside South Africa)	100	Germany
Sasol Wax GmbH	Production, marketing and distribution of waxes and wax related products	100	Germany
National Petroleum Refiners of South Africa (Pty) Ltd	Refining of petroleum feedstocks into finished and unfinished petroleum products	47.73	South Africa
Sasol Chemie GmbH and Co. KG	Investment in the Sasol Germany GmbH, Sasol Solvents Germany GmbH and Sasol Performance Chemicals GmbH	100	Germany
Sasol Germany GmbH	Production, marketing and distribution of chemical products	100	Germany
Sasol Solvents Germany GmbH	Production and marketing of solvents	100	Germany
Sasol Italy SpA	Trading and transportation of oil products, petrochemicals and chemical products and derivatives	99.95	Italy
Sasol Holdings (USA) (Pty) Ltd	Holding company for the group’s interests in the United States	100	South Africa

Sasol Chemicals (USA) LLC	Production, marketing and distribution of chemical products	100	United States
Sasol Financing USA LLC	Management of cash resources, investment and procurement of loans (North American Operations)	100	United States
Sasol Holdings (Asia Pacific) (Pty) Ltd	Holding company for the group’s Asia Pacific investments	100	South Africa
Sasol European Holdings Limited	Resale of Sasol chemical products into UK / Ireland market area	100	United Kingdom
Sasol Financing International Limited	Management of cash resources, investments and procurement of loans (for our foreign operations)	100	South Africa
Sasol (USA) Corporation	Holds and manages our interests and operations in the United States	100	United States

INCORPORATED JOINTLY CONTROLLED ENTITIES

Name	Nature of business	Interest %	Country of incorporation
Chevron Sasol EGTL Limited	Investment activities in relation to the Escravos gas-to-liquids project	10% S class shares	Bermuda
Ixia Coal (Pty) Ltd	Investment activities Sasol Mining	49	South Africa
ORYX GTL Limited (QSC)	Manufacturing and marketing of synthetic fuels from gas	49	Qatar

Sasol Chevron Holdings Limited	Marketing of Escravos GTL products	50	Bermuda
Sasol-Huntsman GmbH & Co KG	Manufacturing of chemical products	49.5 Limited partner	Germany
Kubu Energy Resources (Pty) Ltd.	Coal bed methane exploration	50	Botswana
Sasol Chevron Nigeria Limited	Personal, technical services and training to the Escravos GTL facility in Nigeria	50	Nigeria
Sasol Dyno Nobel (Pty) Ltd	Manufacturing and distribution of explosives	50	South Africa

Petromoc E Sasol SARL	Retail and commercial marketing of liquid fuels; petrol, diesel, illuminating paraffin, liquefied petroleum gas (LPG), fuel oil and lubricants in Mozambique	49	Mozambique
Strategic Energy Technology Systems Private Limited	Prospecting, exploration, production, exploitation of mineral oil, petroleum, oil, gas and other similar or allied substances	50	India
Central Termica de Ressano Garcia (CTRG SA)	Production, generation, transport and commercialisation of electrical energy, including export, construction operation and management of a power plant	49	Mozambique
Sasol Wilmar Alcohol Industries (Lianyungang) Co Ltd	Development, production, sale and distribution of oleochemical based alcohol, surfactant, auxiliaries, petroleum additives, leather chemicals, water treatment auxiliaries, etc.	50	China
Gemini HDPE LLC	Construction of the high-density polyethylene plant	50	United States

Republic of Mozambique Pipeline Investments Company (Pty) Ltd (ROMPCO)	Owning and operating the natural gas transmission pipeline between Temane in Mozambique and Secunda in South Africa for the transportation of natural gas produced in Mozambique to markets in Mozambique and South Africa	50	South Africa